July 22, 2026

Sonoco Reports Second Quarter 2026 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a Mid-cap Value global packaging company, today reported financial results for the second quarter ended June 28, 2026.
Summary:
•Net sales in the second quarter were $1.9 billion
▪Industrial Paper Packaging segment results exceeded expectations as North America uncoated recycled paperboard (URB) trade ton sales volume grew 6%
▪EMEA/APAC paper cans sales volume up 9%
•Reported GAAP net income of $105 million, or $1.05 diluted earnings per share, compared to $493 million, or $4.96, in the same period in 2025, which included a gain from the sale of the Thermoformed and Flexibles Packaging and global Trident (“TFP”) business totaling $425 million
•Improved quarterly adjusted net income by 10.6% to $151 million compared to the same period in 2025, and reported adjusted diluted earnings per share of $1.51
•Reported GAAP operating profit of $193 million in the second quarter of 2026, compared with $176 million in the same period in 2025
•Second quarter adjusted operating profit of $242 million and adjusted EBITDA of $324 million
•Generated a second quarter record operating cash flow of $301 million, and used $(67) million of operating cash flow year-to-date, which included approximately $103 million in one-time taxes paid in 2026 on gains from the sales of the divested TFP and ThermoSafe businesses in 2025

2026 Guidance:
•Reaffirming full-year 2026 guidance for sales, adjusted EBITDA, adjusted earnings per share and operating cash flow as reported with our April first quarter results.

*Note: References in today’s news release to 2025 consolidated “net sales,” “operating profit,” and “adjusted operating profit,” and Consumer Packaging “segment operating profit” and “segment adjusted EBITDA,” do not include results of TFP, which was sold in April 2025 and is accounted for as discontinued operations in periods prior to the sale. “GAAP” refers to U.S. generally accepted accounting principles.
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Sonoco Reports Second Quarter 2026 Results - Page 2

Second Quarter 2026 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended			Six Months Ended
GAAP Results	June 28, 2026	June 29, 2025	Change	June 28, 2026	June 29, 2025	Change
Net sales[1]	$1,885	$1,910	(1.3)%	$3,562	$3,620	(1.6)%
Net sales related to discontinued operations	—	—	NM	—	321	NM
Operating profit[1]	193	176	9.8%	320	303	5.8%
Operating profit related to discontinued operations	—	626	NM	—	664	NM
Net income attributable to Sonoco	105	493	(78.7)%	172	548	(68.5)%
EPS (diluted)	1.05	4.96	(78.8)%	1.73	5.51	(68.6)%

	Three Months Ended			Six Months Ended
Non-GAAP Results[2]	June 28, 2026	June 29, 2025	Change	June 28, 2026	June 29, 2025	Change
Adjusted operating profit[1]	$242	$247	(1.8)%	$443	$460	(3.6)%
Adjusted EBITDA	324	328	(1.2)%	601	666	(9.8)%
Adjusted net income attributable to Sonoco	151	136	10.6%	270	273	(1.1)%
Adjusted EPS (diluted)	1.51	1.37	10.2%	2.71	2.74	(1.1)%
NM = Not Meaningful
[1]Excludes results of discontinued operations.
[2]See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable GAAP financial measures later in this release.

•Second quarter 2026 net sales of $1.9 billion were down (1.3)% compared to the corresponding prior-year quarter, driven primarily by the November 3, 2025 divestiture of the ThermoSafe business. Additionally, net sales benefited from higher prices implemented to offset the effects of inflation and tariffs and from the favorable impact of foreign exchange rates, partially offset by lower volume/mix.

•GAAP operating profit for the second quarter was up 9.8% to $193 million compared to the corresponding prior-year quarter, due to productivity savings from fixed cost reduction initiatives and procurement savings. These positive factors were offset by the absence of operating profit from the divested ThermoSafe business and lower volume/mix.

•Effective tax rates on GAAP income from continuing operations before income taxes and adjusted income from continuing operations before income taxes, were 27.8% and 23.8%, respectively, in the second quarter, compared to 37.3% and 25.6%, respectively, in the same period in 2025.

“Our Sonoco team delivered solid second quarter results that met our expectations and exceeded consensus estimates as productivity and cost control initiatives helped offset global inflation headwinds stemming from higher logistics, chemicals, resins and other raw material costs,” said Howard Coker, President and Chief Executive Officer. “Results from our Industrial Paper Packaging segment exceeded expectations with operating profit up 4% during the period and up 29% from the first quarter. The Industrial segment improvement was primarily driven by productivity gains which more than offset price/cost headwinds. North America URB trade tons grew 6% which boosted mill utilization to 95%, while the segment’s volume/mix was flat. Our Consumer Packaging segment operating profit declined approximately 5% during the period but was up 22% sequentially from the first quarter. Productivity and cost containment initiatives
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Sonoco Reports Second Quarter 2026 Results - Page 3
boosted Consumer segment results. Paper can volumes were up 9% in EMEA/APAC due to rising snack demand, but overall segment volumes were down 1.8% driven primarily by lower metal aerosol cans and adhesive and sealant tube demand.”

Paul Joachimczyk, Sonoco’s Chief Financial Officer, added, “Our businesses continue to demonstrate tremendous cash-generating capabilities, delivering a record second-quarter operating cash flow of $301 million and free cash flow of $237 million, increases of 56% and 139%, respectively, compared to the prior year. These results reflect disciplined working capital management and the earnings power of our portfolio. Year-to-date operating cash flow includes approximately $103 million of one-time tax payments related to gains from our 2025 divestitures, highlighting that our underlying cash flow performance is strong and supports our confidence in reaffirming full-year guidance.”

Second Quarter 2026 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”).

As previously announced, effective January 1, 2026, results of the Company’s industrial and specialty plastics business (“Industrial Plastics”), the only business remaining in the All Other group of businesses following the November 2025 divestiture of ThermoSafe, are now included in the Industrial segment. Therefore, the Company no longer provides results of the All Other group of businesses.

	Three Months Ended			Six Months Ended
Consumer	June 28, 2026	June 29, 2025	Change	June 28, 2026	June 29, 2025	Change

Net sales[1]	$1,242	$1,227	1.2%	$2,339	$2,294	2.0%
Segment operating profit[1]	$152	$160	(5.4)%	$277	$301	(7.9)%
Segment operating profit margin[1]	12.2%	13.1%		11.9%	13.1%
Segment Adjusted EBITDA[1,2]	$207	$213	(3.1)%	$383	$403	(4.9)%
Segment Adjusted EBITDA margin[1,2]	16.6%	17.4%		16.4%	17.6%

•Consumer segment net sales grew 1.2%, reflecting successful pricing actions to recover inflation and tariff-related costs, along with favorable foreign exchange. Volume trends remained below prior-year levels.
•Solid manufacturing productivity improvements and disciplined cost management helped mitigate the impact of softer volumes on segment operating profit and adjusted EBITDA.

	Three Months Ended			Six Months Ended
Industrial	June 28, 2026	June 29, 2025	Change	June 28, 2026	June 29, 2025	Change

Net sales[3]	$643	$617	4.2%	$1,223	$1,205	1.5%
Segment operating profit[3]	$89	$86	4.0%	$159	$162	(2.2)%
Segment operating profit margin	13.9%	13.9%		13.0%	13.5%
Segment Adjusted EBITDA[2,3]	$122	$119	2.9%	$222	$226	(1.9)%
Segment Adjusted EBITDA margin[2]	19.0%	19.2%		18.1%	18.8%
•Industrial segment net sales increased 4.2% to $643 million, reflecting successful pricing actions and favorable foreign exchange.
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Sonoco Reports Second Quarter 2026 Results - Page 4
•Segment operating profit margin remained resilient at 13.9%, consistent with the prior year, while adjusted EBITDA margin of 19.0% benefited from strong productivity initiatives related to procurement savings and fixed cost reduction that helped offset higher raw material, freight and other operating costs.

1 Excludes results of discontinued operations.
2 Segment adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.
3 Net sales, segment operating profit, and segment adjusted EBITDA for the three months ended June 29, 2025 include results from Industrial Plastics of $29 million, $5 million, and $6 million, respectively, previously included in All Other, to provide clearer year-over-year comparisons.

Balance Sheet and Cash Flow Highlights

•The Company maintained strong liquidity of $1.3 billion at June 28, 2026, consisting of $1.1 billion of available borrowing capacity under its revolving credit facility and cash on hand.
•Cash and cash equivalents were $169 million as of June 28, 2026, compared to $378 million, as of December 31, 2025.
•Total debt and net debt were $4.5 billion and $4.3 billion, respectively, as of June 28, 2026, primarily reflecting seasonal working capital requirements within the Company's metal packaging business.
•Cash flow from operating activities for the period ended June 28, 2026 was a use of $(67) million, compared to a use of $(15) million in the same period of 2025. The main drivers of the year-over-year change in operating cash flow were a one-time payment of taxes in 2026 on the gains from the 2025 divestitures of the TFP and ThermoSafe businesses and the seasonal need for working capital for the Company’s metal packaging business.
•Capital expenditures, net of proceeds from sales of fixed assets, for 2026 were $124 million, compared to $186 million last year.
•Free Cash Flow for the period ended June 28, 2026 improved to $(191) million compared to $(201) million in the same period in 2025, reflecting the factors impacting operating cash flow discussed above.
•The Company returned $106 million to shareholders through dividends during the first half of 2026, compared to $104 million in the prior year period.

Guidance(1)

Full-Year 2026
•Net Sales: $7.25 billion to $7.75 billion, in line with previous guidance
•Adjusted EPS(2): Maintaining annual adjusted EPS guidance of $5.80 to $6.20 per diluted share and continuing to expect results toward the low end of the range
•Adjusted EBITDA(2): Guidance of $1.25 billion to $1.35 billion is unchanged from previous guidance
•Cash flow from operating activities: Guidance remains unchanged at $700 million to $800 million, including the effect of payments of prior year taxes on gains from divestitures and restructuring costs

Commenting on Sonoco’s outlook, Howard Coker said, “Entering the second half of the year we are encouraged that several key indicators are strengthening in our favor as we begin our busiest period of the year. Demand for our URB in North America is very strong as a result of entering new markets, such as saturating URB for laminated products, along with share gains that have expanded our backlogs and require that we import paper from our Europe and Latin America mills through the third quarter. In our Consumer segment, projected paper can growth in Europe, Asia, and South America has us exploring additional capacity expansion plans while customer promotions and new product launches are projected to lift both paper and metal can volumes as we enter the important seasonal pack season in both the U.S. and EMEA. While we remain mindful of external macroeconomic risks, we are confident in our strategy, portfolio and ability to execute through economic cycles.”

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Sonoco Reports Second Quarter 2026 Results - Page 5
Joachimczyk added, “As pricing actions and contract resets take effect, we expect improved margin performance across our portfolio. Combined with ongoing productivity initiatives, disciplined cost management and execution of our profitability performance plan, we remain confident in achieving our long-term goal of improving margins by 200 basis points by the end of 2028.”
(1)Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of tariffs, trade policy and inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those related to the integration of Eviosys and described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Full year 2026 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliations of Adjusted EPS and Adjusted EBITDA guidance and net debt/Adjusted EBITDA targets to the nearest comparable GAAP measures have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

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Sonoco Reports Second Quarter 2026 Results - Page 6
Earnings Conference Call Webcast
Sonoco’s management will host a conference call to discuss its second quarter 2026 results on Thursday, July 23, 2026, at 8:00 a.m. Eastern Time. The Company will provide prepared remarks, a presentation and host a question-and-answer session during the call. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Thursday, July 23, 2026, at 8:00 a.m. Eastern Time

Audience Dial-In:
To listen via telephone, please register in advance at:
https://events.q4inc.com/analyst/818434126?pwd=xd1mxKQr

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://events.q4inc.com/attendee/818434126

Contact Information:
Roger Schrum
Head of Investor Relations and Communications
roger.schrum@sonoco.com
843-339-6018
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Sonoco Reports Second Quarter 2026 Results - Page 7
About Sonoco
Sonoco (NYSE: SON) is a Mid-cap Value global packaging company. With sales of $7.5 billion from continuing operations in 2025, the Company has approximately 22,000 employees working in 265 operations in 37 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. A Fortune 500 company, Sonoco was proudly named one of the World’s Most Admired Companies by Fortune in 2026 as well as one of America’s Most Trustworthy and Responsible Companies by Newsweek and USA Today’s Climate Leaders in 2025. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward- looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “achieve,” “believe,” “can,” “continue,” “continuing,” “could,” “deliver,” “enhance,” “expect,” “forecast,” “focus,” “future,” “goal,” “guidance,” “improvement,” “likely,” “may,” “might,” “ongoing,” “outlook,” “plan,” “projected,” “remain,” “seek,” “should,” “strategy,” “target,” “will,” “would,” “working,” or the negative thereof, and similar expressions identify forward-looking statements.
Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including full year 2026 outlook and the anticipated drivers thereof and cash flow in 2026; the Company’s ability to improve its competitive position and drive cost savings, including through its profitability performance plan; price/cost, customer demand and volume outlook; the continued focus on planned structural and operational savings actions to achieve long-term margin improvement goals; the effectiveness of and expected benefits from the Company’s strategy and strategic initiatives, including with respect to sustainable growth, margin improvement, and capital allocation, and focused metal and paper packaging portfolio; the effects of the changing macroeconomic and geopolitical environment, including trade policies and tariffs, market conditions, inflation and interest costs on the Company, its supply chain and its customers, and the Company’s ability to manage risks related thereto; and the Company’s ability to execute through economic cycles.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.
Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the integration of the Eviosys operations, divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the Eviosys acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Eviosys acquisition on relationships with clients and other third parties; lower-than-projected financial performance of the Company’s European business, including as a result of loss or reduction in business from key customers, changes in our pricing model, or adverse changes in the macroeconomic or competitive environment in European markets; risks related to the impairment of goodwill and other intangibles; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of changes in tariff or other trade policies or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflicts between Russia and Ukraine and in the Middle East, the potential escalation of tensions between China and Taiwan and recent events in Venezuela), and the Company’s ability to continue to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, changes related to tariffs or other trade policies and global regulations, as well as the overall uncertainty surrounding international trade relations; fluctuations in consumer demand, volume softness, and other macroeconomic factors
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Sonoco Reports Second Quarter 2026 Results - Page 8
on the Company and the industries in which it operates and that it serves; the impact of changing laws and regulations, in the United States, on the Company; the Company’s ability to meet its environmental, sustainability and similar goals and other social and governance goals, including challenges in implementation thereof; natural disasters, severe weather events, and other unexpected disruptions to facility operations; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.
References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Second Quarter 2026 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net sales	$1,885,485	$1,910,441	$3,561,927	$3,619,669
Cost of sales	1,493,108	1,504,164	2,823,922	2,859,705
Gross profit	392,377	406,277	738,005	759,964
Selling, general and administrative expenses	200,247	218,775	401,785	427,838
Restructuring/Asset impairment charges, net	1,933	9,752	17,066	23,333
Gain/(Loss) on divestiture of business	2,640	(2,083)	775	(6,266)
Operating profit	192,837	175,667	319,929	302,527
Non-operating pension costs	2,920	2,982	5,416	6,103
Interest expense	45,478	64,367	89,972	120,394
Interest income	4,064	4,122	12,715	11,470
Other expense, net	(6,191)	(6,559)	(18,499)	(13,076)
Income from continuing operations before income taxes	142,312	105,881	218,757	174,424
Provision for income taxes	39,551	39,500	49,061	60,647
Income before equity in earnings of affiliates	102,761	66,381	169,696	113,777
Equity in earnings of affiliates, net of tax	2,263	2,270	2,953	4,191
Net income from continuing operations	105,024	68,651	172,649	117,968
Net income from discontinued operations	—	424,548	—	429,720
Net income	105,024	493,199	172,649	547,688
Net (income)/loss from continuing operations attributable to noncontrolling interests	(130)	224	(154)	164
Net income attributable to Sonoco	$104,894	$493,423	$172,495	$547,852

Weighted average common shares outstanding – diluted	99,781	99,539	99,748	99,453

Diluted earnings from continuing operations per common share	$1.05	$0.69	$1.73	$1.19
Diluted earnings from discontinued operations per common share	—	4.27	—	4.32
Diluted earnings attributable to Sonoco per common share	$1.05	$4.96	$1.73	$5.51
Dividends per common share	$0.54	$0.53	$1.07	$1.05

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Sonoco Reports Second Quarter 2026 Results - Page 10

CONDENSED STATEMENTS OF INCOME FOR DISCONTINUED OPERATIONS (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended	Six Months Ended
	June 29, 2025	June 29, 2025

Net sales	$—	$320,678
Cost of sales	—	250,854
Gross profit	—	69,824
Selling, general, and administrative expenses	—	31,607
Restructuring/Asset impairment charges, net	—	426
Gain on divestiture of business	625,773	625,773
Operating profit	625,773	663,564
Other expense, net	—	182
Interest expense	—	24,911
Interest income	—	281
Income from discontinued operations before income taxes	625,773	638,752
Provision for income taxes	201,225	209,032
Net income from discontinued operations	424,548	429,720
Net income from discontinued operations attributable to noncontrolling interests	—	—
Net income attributable to discontinued operations	$424,548	$429,720
Weighted average common shares outstanding – diluted	99,539	99,453
Diluted earnings from discontinued operations per common share	$4.27	$4.32

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Sonoco Reports Second Quarter 2026 Results - Page 11

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net sales:
Consumer Packaging	$1,241,839	$1,227,033	$2,338,914	$2,293,626
Industrial Paper Packaging	643,646	617,661	1,223,013	1,205,193
Total reportable segments	1,885,485	1,844,694	3,561,927	3,498,819
All Other	—	65,747	—	120,850
Net sales	$1,885,485	$1,910,441	$3,561,927	$3,619,669

Operating profit:
Consumer Packaging	$151,705	$160,353	$277,354	$301,124
Industrial Paper Packaging	89,379	85,934	158,625	162,265
Segment operating profit	241,084	246,287	435,979	463,389
All Other	—	8,406	—	15,125
Corporate
Restructuring/Asset impairment charges, net	(1,933)	(9,752)	(17,066)	(23,333)
Amortization of acquisition intangibles	(45,570)	(44,193)	(89,890)	(86,154)
Gain/(Loss) on divestiture of business	2,640	(2,083)	775	(6,266)
Acquisition, integration, and divestiture-related costs	(2,083)	(11,161)	(8,421)	(38,427)
Other operating charges, net	(1,301)	(11,837)	(1,448)	(21,807)
Operating profit	$192,837	$175,667	$319,929	$302,527

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Sonoco Reports Second Quarter 2026 Results - Page 12

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 28, 2026	June 29, 2025

Net income	$172,649	$547,688
Net loss/(gain) on divestiture of business, disposition of assets, and asset impairments	4,248	(612,543)
Depreciation and amortization	256,125	250,967
Pension and postretirement plan contributions, net of non-cash expense	(2,556)	(1,727)
Changes in working capital	(301,117)	(263,420)
Changes in tax accounts	(98,182)	142,031
Other operating activity	(98,475)	(77,649)
Net cash used by operating activities	(67,308)	(14,653)

Purchases of property, plant and equipment, net	(123,873)	(186,393)
Proceeds from the sale of business, net[1]	(13,076)	1,814,930
Cost of acquisitions, net of cash acquired[2]	—	16,528
Net debt proceeds/(repayments)	116,078	(1,668,876)
Cash dividends	(105,790)	(103,558)
Payments for share repurchases	(7,011)	(10,576)
Other (outflow)/inflow, including effects of exchange rates on cash	(8,770)	39,338
Net decrease in cash and cash equivalents	(209,750)	(113,260)
Cash and cash equivalents at beginning of period	378,398	443,060
Cash and cash equivalents at end of period	$168,648	$329,800
[1]2026 includes payments of $15,211 and $1,865 to the buyers of TFP and ThermoSafe, respectively, for final net working capital settlements on these 2025 divestitures.
[2]2025 includes a cash receipt of $16,528 for the final net working capital settlement related to the 2024 acquisition of Eviosys.

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Sonoco Reports Second Quarter 2026 Results - Page 13

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	June 28, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$168,648	$378,398
Trade accounts receivable, net of allowances	1,011,392	842,810
Other receivables	184,121	178,755
Inventories, net	1,255,419	1,121,009
Prepaid expenses	167,778	125,352
Total Current Assets	2,787,358	2,646,324
Property, plant and equipment, net	2,707,744	2,797,800
Goodwill	2,463,738	2,511,611
Other intangible assets, net	2,533,392	2,683,474
Right of use asset-operating leases	302,699	307,450
Deferred income taxes and other assets	179,152	215,675
Total Assets	$10,974,083	$11,162,334
Liabilities and Equity
Current Liabilities:
Payable to suppliers, accrued expenses and other payables	$1,794,492	$1,861,904
Notes payable and current portion of long-term debt	968,752	537,952
Accrued taxes	38,583	128,821
Total Current Liabilities	2,801,827	2,528,677
Long-term debt, net of current portion	3,484,464	3,788,973
Noncurrent operating lease liabilities	259,244	263,192
Pension and other postretirement benefits	169,527	177,976
Deferred income taxes and other liabilities	660,498	771,684
Total Liabilities	7,375,560	7,530,502
Total Equity	3,598,523	3,631,832
Total Liabilities and Equity	$10,974,083	$11,162,334

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Sonoco Reports Second Quarter 2026 Results - Page 14
NON-GAAP FINANCIAL MEASURES

The Company’s results, determined in accordance with U.S. generally accepted accounting principles, are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (referred to as “non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “Adjusted” (for example, “Adjusted Operating Profit,” “Adjusted Net Income Attributable to Sonoco,” and “Adjusted Diluted EPS”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects where applicable, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.
In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA, Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin, and Net Debt. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Segment Adjusted EBITDA is defined as segment operating profit plus depreciation and amortization expense and equity in earnings of affiliates, net of tax. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by segment net sales. Net Debt is defined as the total of the Company’s short and long-term debt less cash and cash equivalents.
Segment Adjusted EBITDA is reconciled to the closest GAAP measure of segment profitability, segment operating profit as the Company does not calculate net income by segment. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - “Segment Reporting,” as prescribed by the Financial Accounting Standards Board.
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments, except for costs related to discontinued operations.
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Sonoco Reports Second Quarter 2026 Results - Page 15
The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.
The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.
Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.
To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.
Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

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Sonoco Reports Second Quarter 2026 Results - Page 16
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the three-month periods ended June 28, 2026 and June 29, 2025.
Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the three-month period ended June 28, 2026
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$192,837	$142,312	$39,551	$104,894	$1.05
Acquisition, integration and divestiture-related costs[1]	2,083	2,083	(199)	2,282	0.02
Changes in LIFO inventory reserves	1,154	1,154	285	869	0.01
Amortization of acquisition intangibles	45,570	45,570	10,038	35,532	0.36
Restructuring/Asset impairment charges, net	1,933	1,940	17	1,930	0.02
Gain on divestiture of business[2]	(2,640)	(2,640)	(650)	(1,990)	(0.02)
Non-operating pension costs	—	2,920	749	2,171	0.02
Net losses from derivatives	254	254	63	191	—
Other adjustments	1,231	1,231	(3,417)	4,648	0.05
Total adjustments	49,585	52,512	6,886	45,633	0.46
Adjusted	$242,422	$194,824	$46,437	$150,527	$1.51
Due to rounding, individual items may not sum appropriately.
1 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys.
2 Gain on divestiture of business reflects the gain of $2,640 from the sale of a recycling facility in Savannah, Georgia.

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Sonoco Reports Second Quarter 2026 Results - Page 17

	For the three-month period ended June 29, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$175,667	$105,881	$39,500	$493,423	$4.96
Acquisition, integration and divestiture-related costs[2]	11,161	11,161	2,120	9,041	0.09
Changes in LIFO inventory reserves	1,193	1,193	291	902	0.01
Amortization of acquisition intangibles	44,193	44,193	9,401	34,792	0.35
Restructuring/Asset impairment charges, net	9,752	9,752	2,197	7,173	0.07
Loss/(Gain) on divestiture of business	2,083	2,083	514	(422,979)	(4.25)
Non-operating pension costs	—	2,982	761	2,221	0.02
Net losses from derivatives	2,154	2,154	548	1,606	0.02
Other adjustments[3]	735	735	(9,201)	9,936	0.10
Total adjustments	71,271	74,253	6,631	(357,308)	(3.59)
Adjusted	$246,938	$180,134	$46,131	$136,115	$1.37
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $625,773, $625,773 and $201,225, respectively.
2 Acquisition, integration and divestiture-related costs relate mostly to the Company’s December 2024 acquisition of Eviosys and the divestiture of TFP, which was completed on April 1, 2025.
3 Other adjustments include discrete tax items primarily related to tax rate changes on accumulated other comprehensive income (“AOCI”) and rate differences between non-US jurisdictions related to acquisitions/divestitures.

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Sonoco Reports Second Quarter 2026 Results - Page 18

Adjusted EBITDA[1]
	Three Months Ended
Dollars in thousands	June 28, 2026	June 29, 2025
Net income attributable to Sonoco	$104,894	$493,423
Adjustments:
Interest expense	45,478	64,367
Interest income	(4,064)	(4,122)
Provision for income taxes	39,551	240,725
Depreciation and amortization	131,096	129,475
Non-operating pension costs	2,920	2,982
Net income/(loss) attributable to noncontrolling interests	130	(224)
Restructuring/Asset impairment charges, net	1,933	9,752
Changes in LIFO inventory reserves	1,154	1,193
Gain on divestiture of business	(2,640)	(623,690)
Acquisition, integration and divestiture-related costs	2,083	11,161
Net loss from derivatives	254	2,154
Other non-GAAP adjustments	1,231	735
Adjusted EBITDA	$324,020	$327,931
1 For the three-month period ended June 29, 2025, adjusted EBITDA is calculated on a total Company basis, including both continuing and discontinued operations.

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Sonoco Reports Second Quarter 2026 Results - Page 19

Segment Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended June 28, 2026

Dollars in thousands	Consumer	Industrial	Corporate	Total
Segment and Total Operating Profit[1]	$151,705	$89,379	$(48,247)	$192,837
Adjustments:
Depreciation and amortization[2]	54,675	30,851	45,570	131,096
Other expense, net[3]	—	—	(6,191)	(6,191)
Equity in earnings of affiliates, net of tax	276	1,987	—	2,263
Restructuring/Asset impairment charges, net[4]	—	—	1,933	1,933
Changes in LIFO inventory reserves[5]	—	—	1,154	1,154
Acquisition, integration and divestiture-related costs[6]	—	—	2,083	2,083
Gain on divestiture of business[7]	—	—	(2,640)	(2,640)
Net loss from derivatives[8]	—	—	254	254
Other non-GAAP adjustments	—	—	1,231	1,231
Segment Adjusted EBITDA	$206,656	$122,217	$(4,853)	$324,020

Net Sales	$1,241,839	$643,646
Segment Operating Profit Margin	12.2%	13.9%
Segment Adjusted EBITDA Margin	16.6%	19.0%

1As previously announced, effective January 1, 2026, results for Industrial Plastics, previously included in the All Other group of businesses, are included in the Industrial segment. The Company no longer reports the results of any of its businesses in All Other.
2Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $40,507 and the Industrial segment of $5,063.
3These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle, primarily within the Consumer segment.
4Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $(170) and the Industrial segment of $1,237.
5Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $1,143 and the Industrial segment of $11.
6Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $2,631and the Industrial segment of $152.
7Included in Corporate is a gain of $2,640 from the sale of a recycling operation in Savannah, Georgia, part of the Industrial segment.
8Included in Corporate are net losses from derivatives associated with the Consumer segment of $12 and the Industrial segment of $242.

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Sonoco Reports Second Quarter 2026 Results - Page 20

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended June 29, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$160,353	$85,934	$8,406	$(79,026)	$175,667
Adjustments:
Depreciation and amortization[1]	52,801	30,711	1,770	44,193	129,475
Other expense, net[2]	—	—	—	(6,559)	(6,559)
Equity in earnings of affiliates, net of tax	170	2,100	—	—	2,270
Restructuring/Asset impairment charges, net[3]	—	—	—	9,752	9,752
Changes in LIFO inventory reserves[4]	—	—	—	1,193	1,193
Acquisition, integration and divestiture-related costs[5]	—	—	—	11,161	11,161
Loss on divestiture of business[6]	—	—	—	2,083	2,083
Net loss from derivatives[7]	—	—	—	2,154	2,154
Other non-GAAP adjustments	—	—	—	735	735
Segment Adjusted EBITDA	$213,324	$118,745	$10,176	$(14,314)	$327,931

Net Sales	$1,227,033	$617,661	$65,747
Segment Operating Profit Margin	13.1%	13.9%	12.8%
Segment Adjusted EBITDA Margin	17.4%	19.2%	15.5%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $38,333, the Industrial segment of $5,655, and the All Other group of businesses of $205.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle, primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $1,479, the Industrial segment of $8,228, and a gain in the All Other group of businesses of $5.
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $1,193.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $1,137 and the Industrial segment of $213.
6Included in Corporate is a loss on divestiture of business of $2,083 associated with the Industrial segment related to the sale of a recycling operation in Asheville, North Carolina.
7Included in Corporate are net losses from derivatives associated with the Consumer segment of $208, the Industrial segment of $1,864, and the All Other group of businesses of $82.
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Sonoco Reports Second Quarter 2026 Results - Page 21
YEAR-TO-DATE RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the six-month periods ended June 28, 2026 and June 29, 2025.
Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the six-month period ended June 28, 2026
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$319,929	$218,757	$49,061	$172,495	$1.73
Acquisition, integration and divestiture-related costs[1]	8,421	8,421	1,347	7,074	0.07
Changes in LIFO inventory reserves	5,521	5,521	1,367	4,154	0.04
Amortization of acquisition intangibles	89,890	89,890	19,800	70,090	0.70
Restructuring/Asset impairment charges, net	17,066	17,066	3,505	13,573	0.14
Gain on divestiture of business, net[2]	(775)	(775)	(188)	(587)	(0.01)
Other expense, net[3]	—	6,592	—	6,592	0.07
Non-operating pension costs	—	5,416	1,394	4,022	0.04
Net loss from derivatives	167	167	41	126	—
Other adjustments[4]	3,027	3,027	10,687	(7,660)	(0.07)
Total adjustments	123,317	135,325	37,953	97,384	0.98
Adjusted	$443,246	$354,082	$87,014	$269,879	$2.71
Due to rounding, individual items may not sum appropriately.
1 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys and the November 2025 divestiture of ThermoSafe.
2 Gain on divestiture of business, net reflects the gain of $2,640 from the sale of a recycling operation in Savannah, Georgia, partially offset by a charge of $1,865 from the final net working capital settlement related to the November 2025 divestiture of ThermoSafe.
3 Amount relates to certain pre-acquisition liabilities related to the SMP EMEA business.
4 Other adjustments to the provision for income taxes include a benefit of $14,232 related to a provision-to-return adjustment for a retroactive U.S. tax election.
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Sonoco Reports Second Quarter 2026 Results - Page 22

	For the six-month period ended June 29, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$302,527	$174,424	$60,647	$547,852	$5.51
Acquisition, integration and divestiture-related costs[2]	38,427	38,427	8,757	39,336	0.40
Changes in LIFO inventory reserves	1,755	1,755	433	1,322	0.01
Amortization of acquisition intangibles	86,154	86,154	19,005	66,936	0.67
Restructuring/Asset impairment charges, net	23,333	23,333	5,397	17,888	0.18
Loss/(Gain) on divestiture of business[3]	6,266	6,266	886	(419,168)	(4.21)
Non-operating pension costs	—	6,103	1,559	4,544	0.05
Net gains from derivatives	(795)	(795)	(196)	(599)	(0.01)
Other adjustments[4]	1,994	1,994	(9,804)	14,844	0.14
Total adjustments	157,134	163,237	26,037	(274,897)	(2.77)
Adjusted	$459,661	$337,661	$86,684	$272,955	$2.74
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $663,564, $638,752, and $209,032, respectively.
2 Acquisition, integration and divestiture related costs relate mostly to the Company’s December 2024 acquisition of Eviosys and the April 2025 divestiture of TFP.
3 Loss/(gain) on divestiture of business primarily consists of the gain on the sale of the Company’s Thermoformed and Flexibles Packaging business, included in “Net income from discontinued operations” in the Company’s Condensed Consolidated Statements of Income.
4 Other adjustments include discrete tax items primarily related to tax rate changes on AOCI and rate differences between non-U.S. jurisdictions related to acquisitions/divestitures.

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Sonoco Reports Second Quarter 2026 Results - Page 23

Adjusted EBITDA[1]
	Six Months Ended
Dollars in thousands	June 28, 2026	June 29, 2025

Net income attributable to Sonoco	$172,495	$547,852
Adjustments:
Interest expense	89,972	145,305
Interest income	(12,715)	(11,751)
Provision for income taxes	49,061	269,679
Depreciation and amortization	256,125	250,967
Non-operating pension costs	5,416	6,103
Non-operating other expense	6,592	—
Net income/(loss) attributable to noncontrolling interests	154	(164)
Restructuring/Asset impairment charges, net	17,066	23,759
Changes in LIFO inventory reserves	5,521	1,755
Gain on divestiture of business	(775)	(619,507)
Acquisition, integration and divestiture-related costs	8,421	51,103
Other income, net	—	—
Net loss/(gain) from derivatives	167	(795)
Other non-GAAP adjustments	3,027	1,381
Adjusted EBITDA	$600,527	$665,687

1For the six-month period ended June 29, 2025, Adjusted EBITDA is calculated on a total Company basis, including both continuing and discontinued operations.

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Sonoco Reports Second Quarter 2026 Results - Page 24
The following tables reconcile segment operating profit, the closest GAAP measure of profitability, to segment adjusted EBITDA.

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Six Months Ended June 28, 2026
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	Corporate	Total
Segment and Total Operating Profit[1]	$277,354	$158,625	$(116,050)	$319,929
Adjustments:
Depreciation and amortization[2]	105,625	60,610	89,890	256,125
Other expense, net[3]	—	—	(11,907)	(11,907)
Equity in earnings of affiliates, net of tax	274	2,679	—	2,953
Restructuring/Asset impairment charges, net[4]	—	—	17,066	17,066
Changes in LIFO inventory reserves[5]	—	—	5,521	5,521
Acquisition, integration and divestiture-related costs[6]	—	—	8,421	8,421
Gain on divestiture of business[7]	—	—	(775)	(775)
Net loss from derivatives[8]	—	—	167	167
Other non-GAAP adjustments	—	—	3,027	3,027
Segment Adjusted EBITDA	$383,253	$221,914	$(4,640)	$600,527

Net Sales	$2,338,914	$1,223,013
Segment Operating Profit Margin	11.9%	13.0%
Segment Adjusted EBITDA Margin	16.4%	18.1%

1 As previously announced, effective January 1, 2026, results for Industrial Plastics, previously included in the All Other group of businesses, are included in the Industrial segment. The Company no longer reports the results of any of its businesses in All Other.
2 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $79,875 and the Industrial segment of $10,015.
3 These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivable in order to accelerate its cash collection cycle primarily within the Consumer segment.
4 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $8,937 and the Industrial segment of $7,196.
5 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $4,996 and the Industrial segment of $525.
6 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $3,274 and the Industrial segment of $152.
7 Included in Corporate is a gain of $2,640 from the sale of a recycling facility in Savannah, Georgia, part of the Industrial segment, partially offset by a charge of $1,865 from the final net working capital settlement related to the divestiture of ThermoSafe, previously part of the All Other group of businesses.
8 Included in Corporate are net losses from derivatives associated with the Consumer segment of $4 and the Industrial segment of $163.

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Sonoco Reports Second Quarter 2026 Results - Page 25

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Six Months Ended June 29, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$301,124	$162,265	$15,125	$(175,987)	$302,527
Adjustments:
Depreciation and amortization[1]	101,756	59,868	3,500	86,154	251,278
Other expense, net[2]	—	—	—	(13,076)	(13,076)
Equity in earnings of affiliates, net of tax	119	4,072	—	—	4,191
Restructuring/Asset impairment charges, net[3]	—	—	—	23,333	23,333
Changes in LIFO inventory reserves[4]	—	—	—	1,755	1,755
Acquisition, integration and divestiture-related costs[5]	—	—	—	38,427	38,427
Loss on divestiture of business[6]	—	—	—	6,266	6,266
Net gains from derivatives[7]	—	—	—	(795)	(795)
Other non-GAAP adjustments	—	—	—	1,994	1,994
Segment Adjusted EBITDA	$402,999	$226,205	$18,625	$(31,929)	$615,900

Net Sales	$2,293,626	$1,205,193	$120,850
Segment Operating Profit Margin	13.1%	13.5%	12.5%
Segment Adjusted EBITDA Margin	17.6%	18.8%	15.4%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $74,835, the Industrial segment of $10,920, and All Other of $399.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $2,709, the Industrial segment of $20,726, and All Other of $10.
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $1,755.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $21,209 and the Industrial segment of $431.
6Included in Corporate are net losses from the divestiture of businesses within the Industrial segment of $6,266, including a loss of $2,083 from the sale of a recycling facility in Asheville, N.C. and losses totaling $4,183 related to the sale of a production facility in France and the entirety of our business in Venezuela.
7Included in Corporate are net gains from derivatives associated with the Consumer segment of $(76), the Industrial segment of $(688), and All Other of $(31).

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Sonoco Reports Second Quarter 2026 Results - Page 26
FREE CASH FLOW
The reconciliation of the GAAP measure “Net cash used by operating activities” to the non-GAAP measure “Free cash flow” is set forth in the table below:

	Six Months Ended
	June 28, 2026	June 29, 2025

Net cash used by operating activities	$(67,308)	$(14,653)
Purchases of property, plant and equipment	(125,756)	(187,483)
Proceeds from the sale of assets, net	1,883	1,090
Net capital expenditures	(123,873)	(186,393)
Free cash flow	$(191,181)	$(201,046)